SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006
RAINDANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31045	84-1407805
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
1157 Century Drive
Louisville, CO 80027
(Address of principal executive offices and zip code)
(800) 878-7326
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition
     On February 15, 2006, Raindance Communications, Inc. (“Raindance”) issued a press release announcing its financial results for its fourth quarter and fiscal year ended December 31, 2005 and the proposed acquisition of Raindance by West Corporation that was announced on February 6, 2006. In addition, the press release announced that management would discuss the proposed acquisition by West Corporation on its conference call to be held at 4:30 P.M. ET on February 15, 2006. A copy of the press release is attached as Exhibit 99.1. The information in this report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.
Use of Non-GAAP Financial Information
     The attached press release contains certain financial measures that are not prepared or presented in accordance with generally accepted accounting principles (“GAAP”). For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. To supplement our financial statements presented in accordance with GAAP, Raindance provides certain non-GAAP financial measures as additional information relating to its operating results. Raindance’s management believes that the presentation of these measures provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. These measures are not in accordance with, or an alternative to, generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.
     Pursuant to the requirements of Regulation G and consistent with our historical practice, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Item 8.01 — Other Events
In the press release attached as Exhibit 99.1, Raindance announced that management would discuss the proposed acquisition by West Corporation on its conference call to be held at 4:30P.M. ET on February 15, 2006.
Item 9.01 — Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

99.1	Press Release of Raindance, dated February 15, 2006, announcing fourth quarter and 2005 year-end financial results for the quarter and fiscal year ended December 31, 2005.

Additional Information and Where to Find It
     In connection with the proposed transaction, Raindance intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SHAREHOLDERS OF RAINDANCE ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Raindance with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Raindance may obtain free copies of the documents filed with the SEC by directing a request through the Investors Relations portion of Raindance’s website at http://www.raindance.com or by mail to Raindance, 1157 Century Drive, Louisville, CO 80027, attention: Investor Relations, telephone: (303) 928-3000. You may also read and copy any reports, statements and other information filed by Raindance with the SEC at the SEC public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Interests of Certain Persons in the Merger
     Raindance and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Raindance stockholders in favor of the proposed transaction. Certain executive officers and directors of Raindance have interests in the transaction that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and/or restricted stock awards, payment of cash bonuses in connection with a change in control transaction and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINDANCE COMMUNICATIONS, INC.
Date: February 15, 2005

	By:	/s/ Stephanie A. Anagnostou

Stephanie A. Anagnostou
General Counsel & SVP

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 15, 2006 announcing fourth quarter and 2005 year-end financial results for the quarter and fiscal year ended December 31, 2005.